As filed with the Securities and Exchange Commission on November 3, 2014

Registration No. 333-198773

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WALGREEN CO.

*And the additional Registrant listed below

(Exact name of registrant as specified in its charter)

Illinois	36-1924025
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas J. Sabatino, Jr.

Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary

Walgreen Co.

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew R. Brownstein Benjamin M. Roth Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019	Joseph H. Greenberg Mark L. Dosier Walgreen Co. 104 Wilmot Road Deerfield, Illinois 60015

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filer:	☐
Non-accelerated filer:	☐ (Do not check if a smaller reporting company)	Smaller reporting company:	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(1)(2)
Guarantees of Debt Securities(3)

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate initial offering price and amount of Debt Securities are being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional fee is payable with respect to the guarantees. The guarantees are not traded separately. The debt securities may be guaranteed by the Registrant named on the cover of the registration statement and/or the additional Registrant named on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Walgreens Boots Alliance, Inc.	47-1758322	Delaware

Address, including Zip Code, and Telephone Number, including Area Code, of the additional Registrant’s Principal Executive Offices: 108 Wilmot Road, Deerfield, Illinois 60015; (847) 315-2500

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-198773) is being filed for the purpose of adding Walgreens Boots Alliance, Inc. as an additional registrant and modifying the description of the securities that may be offered hereby. For ease of reading, this Amendment amends and restates the Registration Statement.

PROSPECTUS

Walgreen Co.

Walgreens Boots Alliance, Inc.

Debt Securities

Guarantees

Walgreen Co. and/or Walgreens Boots Alliance, Inc. may, from time to time, in one or more series, offer to sell debt securities. The obligations of Walgreen Co. or Walgreens Boots Alliance, Inc., as the case may be, under the debt securities may be fully and unconditionally guaranteed by the other company as described in this prospectus, and any additional guarantor identified in an applicable prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You should carefully consider the risk factors included and incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus, the accompanying prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, under a shelf registration process. Under this shelf registration process, we may sell debt securities and related guarantees under this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the debt securities and related guarantees we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The prospectus supplement will describe: the terms of the debt securities and related guarantees offered, any initial public offering price, the price paid to us for the debt securities and related guarantees, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. For more detail on the terms of the debt securities and related guarantees, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

Unless the context otherwise requires, in this prospectus, we use the terms the “Company”, “we”, “us”, and “our” to refer, prior to the completion of the reorganization (as defined below) to Walgreen Co. and its consolidated subsidiaries (which does not include Alliance Boots GmbH, or Alliance Boots) and, following the completion of the reorganization, to Walgreens Boots Alliance, Inc. and its consolidated subsidiaries. Unless the context otherwise requires, references in this prospectus to Walgreen Co. do not give effect to our proposed acquisition of the remaining 55% interest in Alliance Boots disclosed in our public filings incorporated by reference in this prospectus. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

Because Walgreen Co. is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may add to and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or of the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York, 10006.

Walgreen Co. and Walgreens Boots Alliance, Inc. filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below:

1.	Annual Report of Walgreen Co. on Form 10-K for the fiscal year ended August 31, 2014, as amended by the amendment thereto on Form 10-K/A filed on November 3, 2014

2.	Current Reports of Walgreen Co. on Form 8-K filed on May 15, 2014, September 8, 2014, September 16, 2014, September 26, 2014 and November 3, 2014

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may request a copy of any of these documents from us without charge, excluding certain exhibits to the documents, by writing or telephoning us at the following address:

c/o Walgreen Co.

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2500

Attention: Investor Relations

Documents may also be available on our website at investor.walgreens.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

THE COMPANIES

Walgreen Co., together with its subsidiaries, operates the largest drugstore chain in the United States with net sales of $76.4 billion in the fiscal year ended August 31, 2014. We provide our customers with convenient, omni-channel access to consumer goods and services, pharmacy, and health and wellness services in communities across America. We offer our products and services through drugstores, as well as through mail, by telephone and online.

We sell prescription and non-prescription drugs as well as general merchandise, including household items, convenience and fresh foods, personal care, beauty care, photofinishing and candy. Our pharmacy, health and wellness services include retail, specialty, infusion and respiratory services, mail service, and convenient care clinics. These services help improve health outcomes for patients and manage costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. As of August 31, 2014, we operated 8,309 locations in 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands, including 8,207 drugstores. In addition, our “Take Care Health Systems” subsidiary is a manager of in-store convenient care clinics (Healthcare Clinics), with more than 400 locations throughout the United States.

Walgreens Boots Alliance, Inc., which we refer to as Walgreens Boots Alliance, is a newly formed corporation incorporated on September 2, 2014 under the laws of Delaware and is a direct wholly owned subsidiary of Walgreen Co. To date, Walgreens Boots Alliance has not conducted any activities other than those incident to its formation, the registration of the securities contemplated hereby and matters related thereto, other financing activities related to the reorganization and Step 2 acquisition, and the matters contemplated by the reorganization merger agreement (described below). Walgreens Boots Alliance currently has no material assets, operations, revenues or cash flows. Immediately following the completion of the reorganization, Walgreens Boots Alliance will be a holding company and, accordingly, its business is expected to be operated through its direct and indirect operating subsidiaries and will initially consist of the combined assets and operations of Walgreen Co. and Alliance Boots.

Since August 2, 2012, and pursuant to a Purchase and Option Agreement, dated June 18, 2012 and amended on August 5, 2014, or the Purchase and Option Agreement, we have held a 45% investment interest in Alliance Boots, a leading international pharmacy-led health and beauty group, which we account for using the equity method of accounting on a three-month lag. Alliance Boots delivers a range of products and services to customers including pharmacy-led health and beauty retailing and pharmaceutical wholesaling and distribution. As part of our initial 45% investment in Alliance Boots, the Purchase and Option Agreement also provided us the right, but not the obligation, to elect to acquire the remaining 55% interest in Alliance Boots, or the Step 2 acquisition, at any time during the period beginning February 2, 2015 and ending on August 2, 2015, in exchange for £3.133 billion in cash, payable in British pounds sterling, and 144,333,468 shares of Walgreen Co. common stock, subject to certain specified adjustments set forth in the Purchase and Option Agreement, or the call option. On August 5, 2014, we amended the Purchase and Option Agreement to permit the exercise of the call option beginning on that date, and we, through an indirectly wholly owned subsidiary to which Walgreen Co. previously assigned its rights to the call option, exercised the call option on August 5, 2014. The closing of the Step 2 acquisition remains subject to the satisfaction or waiver of certain conditions set forth in the Purchase and Option Agreement.

In addition, and in connection with the Step 2 acquisition, on October 17, 2014, Walgreen Co. entered into an Agreement and Plan of Merger, or the reorganization merger agreement, by and among Walgreen Co., Ontario Merger Sub, Inc., or merger sub, an Illinois corporation and indirect wholly owned subsidiary of Walgreen Co., and Walgreens Boots Alliance. The reorganization merger agreement provides that merger sub will merge with and into Walgreen Co., which we refer to as the reorg merger, with Walgreen Co. surviving the reorg merger as a wholly owned subsidiary of Walgreens Boots Alliance. At the effective time of the reorg merger, issued and outstanding shares of Walgreen Co. common stock will be converted automatically into the right to receive shares of Walgreens Boots Alliance common stock, on a one-for-one basis. Walgreen Co. shareholders will own the same number of shares of Walgreens Boots Alliance common stock as they own of Walgreen Co. common stock immediately prior to the completion of the reorg merger, and, after taking into account the completion of the Step 2 acquisition pursuant to the Purchase and Option Agreement, such shares will represent the same ownership percentage of Walgreens Boots Alliance as they would have of Walgreen Co. immediately following the completion of the Step 2 acquisition without the reorg merger.

The closing of the reorg merger remains subject to the satisfaction or waiver of certain conditions set forth in the reorganization merger agreement, and will only occur if the Step 2 acquisition is completed immediately following the closing of the reorganization. Walgreen Co. may terminate the reorganization merger agreement at any time, even after adoption by Walgreen Co.’s shareholders, if the Walgreen Co. board of directors determines to do so.

Additional information regarding each of the Step 2 acquisition and the reorganization is included in our public filings incorporated by reference in this prospectus.

Our principal executive offices are located at 108 Wilmot Road, Deerfield, Illinois, 60015. Our telephone number is (847) 315-2500.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include all statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, known or unknown to us, including, but not limited to, those described in Item 1A “Risk Factors” of Walgreen Co.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, those described under the caption “Risk Factors” in the Registration Statement on Form S-4, as amended (No. 333-198768) filed by Walgreens Boots Alliance, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumptions or otherwise.

We use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the last five fiscal years is set forth below. For the purpose of computing these ratios, “earnings” consist of earnings before income tax provision and before adjustment for income or loss from equity investees, interest, distributed income of equity-method investees, and the portions of rentals representative of the interest factor. “Fixed charges” consist of interest expense (which includes amortization of capitalized debt issuance costs), capitalized interest and the portions of rentals representative of the interest factor.

	Fiscal Years Ended August 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	3.14	3.57	3.68	4.54	4.06

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.

DESCRIPTION OF SECURITIES

The following description briefly summarizes certain terms and provisions of the debt securities and related guarantees to which a prospectus supplement may relate. We may issue debt securities or related guarantees from time to time in one or more series. Each time we offer debt securities or related guarantees, the prospectus supplement related to that offering will describe the applicable terms.

As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract to be entered into by us and a financial institution, acting as trustee on your behalf. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles:

•	First, subject to some limitations, the trustee can enforce your rights against us if we default.

•	Second, the trustee performs certain administrative duties for us, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

Unless otherwise specified in the applicable prospectus supplement, debt securities of which Walgreen Co. is the issuer will be issued in one or more series under an indenture between Walgreen Co. and Wells Fargo Bank, National Association, as trustee (the “Walgreen Co. Indenture”), and debt securities of which Walgreens Boots Alliance, Inc. is the issuer will be issued in one or more series under an indenture between Walgreens Boots Alliance, Inc. and Wells Fargo Bank, National Association, as trustee (the “Walgreens Boots Alliance Indenture”). References in this section to the “indenture” refer to the Walgreen Co. Indenture or Walgreens Boots Alliance Indenture, as applicable.

This description does not describe every aspect of the debt securities and related guarantees. We urge you to read the indenture governing the debt securities because it, and not this description, defines your rights as a holder of debt securities. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. This description is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture covering the debt securities, as described below, including definitions of some terms used in the indenture. The indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the indenture.

References to “we”, “us” and “our” in this section refer to Walgreens Boots Alliance, Inc., in the case of debt securities issued by Walgreens Boots Alliance, Inc., or Walgreen Co., in the case of debt securities issued by Walgreen Co., as applicable (and, in each case, not its subsidiaries).

General

Unless otherwise provided in the applicable prospectus supplement, the debt securities will be our unsecured, unsubordinated obligations. As unsubordinated debt securities, they will rank equally with all of our other unsecured and unsubordinated indebtedness.

Our debt securities are effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables and capital lease obligations, of any of our subsidiaries. This may affect your ability to receive payments on our debt securities.

The indenture provides for the issuance by us from time to time of debt securities in one or more series. The indenture does not limit the aggregate principal amount of debt securities we may issue under the indenture. In addition, the indenture does not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness to the extent described in the prospectus supplement relating to that series of debt securities that may be issued by Walgreen Co. or Walgreens Boots Alliance, Inc.

The indenture sets forth the specific terms of any series of debt securities or provides that such terms will be set forth in, or determined pursuant to, an authorizing resolution and officers’ certificate or a supplemental indenture, if any, relating to that series.

The aggregate principal amount of debt securities which may be authenticated and delivered under the indenture is unlimited. The debt securities may be issued in one or more series. The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the series of debt securities and any guarantees offered by that prospectus supplement and this prospectus.

We may issue debt securities with terms different from those of debt securities that may already have been issued. All debt securities of any one series need not be issued at the same time and, unless otherwise so provided, we may from time to time, without the consent of holders of any series of debt securities, create and issue additional debt securities, having the same terms and conditions and with the same CUSIP, ISIN and other identifying number as any series of debt securities initially issued, in an unlimited aggregate principal amount, except for issue date, issue price and the first payment of interest thereon. Any such additional debt securities issued in this manner will be consolidated with and will form a single series with the previously outstanding debt securities of the applicable series, provided that any such additional debt securities that are not fungible with the applicable series of debt securities initially issued for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the previously outstanding debt securities of the applicable series.

A series may be reopened for issuances of additional debt securities of such series or to establish additional terms of such series of debt securities; provided, however, that, pursuant to the Walgreens Boots Alliance Indenture, any additional debt securities that are not fungible with the previously outstanding debt securities of the applicable series for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the previously outstanding debt securities of the applicable series.

There is no requirement that we issue debt securities in the future under the same indenture, and we may use other indentures or documentation, containing materially different provisions in connection with future issues of other debt securities.

Unless otherwise described in a prospectus supplement relating to any series of debt securities, the indenture does not contain any provisions that would limit our ability to incur indebtedness (other than certain secured indebtedness to the extent described in the prospectus supplement relating to that series of debt securities that may be issued by us) or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving our company. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. Reference is made to the prospectus supplement relating to the particular series of debt securities being offered for information about any deletions from, modifications or additions to the events of default described below or covenants of Walgreen Co. in the Walgreen Co. Indenture or Walgreens Boots Alliance in the Walgreens Boots Alliance Indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that particular series.

Covenants Applicable to Debt Securities issued under the Walgreens Boots Alliance Indenture

The Walgreens Boots Alliance Indenture will contain certain restrictive covenants that apply, or may apply, to Walgreens Boots Alliance and its Subsidiaries (as defined below). The covenants described below under “Limitation on Liens,” “Limitation on Sale and Leaseback Transactions” and “Merger, Consolidation or Sale of Assets” will not apply to a series of debt securities issued under the Walgreens Boots Alliance Indenture unless we specifically so provide in the applicable prospectus supplement. In this section only, the terms “we,” “our,” “us” and “issuer” refer solely to Walgreens Boots Alliance, Inc. and its successors (and not its subsidiaries).

Limitation on Liens

We agree that we will not, and will not permit any Restricted Subsidiary (as defined below) to, create, incur, issue, assume or guarantee any indebtedness for borrowed money (“Debt”), secured by a Mortgage (as defined below) upon any Operating Property (as defined below) owned by, or leased to, us or any of our Restricted Subsidiaries, or upon shares of capital stock or Debt issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary, at the issue date of each applicable series of outstanding debt securities or thereafter acquired, without effectively providing concurrently that such outstanding debt securities authenticated and delivered under the indenture (together with, if we so determine, any other Debt of ours or any Restricted Subsidiary then existing or thereafter created which is not subordinate in right of payment to such outstanding debt securities) are secured equally and ratably with, or at our option, prior to such Debt so long as such Debt is so secured.

The foregoing restrictions will not apply to Debt secured by the following, and the Debt so secured will be excluded from any computation under the next succeeding paragraph below:

1.	Mortgages on property existing at the time of the acquisition thereof;

2.

Mortgages on property of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation or other entity (or a division of such corporation or other entity) as an entirety or substantially as an entirety to us or a Restricted Subsidiary, provided that any such Mortgage does not extend to any property owned by us or any Restricted Subsidiary immediately prior to such merger, consolidation, sale, lease or disposition;

3.	Mortgages on property of a corporation or other entity existing at the time such corporation or other entity becomes a Restricted Subsidiary;

4.	Mortgages in favor of us or a Restricted Subsidiary;

5.	Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

6.	Mortgages in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country, or any department, agency or instrumentality or any political subdivision thereof, to secure partial, progress, advance or other payments; and

7.	Mortgages existing on the issue date of the applicable series of outstanding debt securities or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the issue date of the applicable series of outstanding debt securities or referred to in clauses (1) to (3) or (5), provided that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Notwithstanding the restrictions described above, we and our Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the outstanding debt securities authenticated and delivered under the indenture if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages (other than (i) any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph and (ii) any Debt secured in compliance with the first paragraph of this covenant) that would otherwise be subject to these restrictions, together with all Attributable Debt (as defined below) with respect to Sale and Leaseback Transactions (as defined below) (other than with respect to certain Sale and Leaseback Transactions that are permitted as described in the second full paragraph under the caption “—Limitation on Sale and Leaseback Transactions” below) does not exceed 15% of Consolidated Net Tangible Assets (as defined below).

“Board of Directors” means our board of directors or any authorized committee thereof.

“Consolidated Net Tangible Assets” means, at any date, the total amount, as shown on or reflected in our (or, if applicable at such date, our predecessor’s) most recent consolidated balance sheet as at the end of our fiscal quarter ending not more than 135 days prior to such date, of all assets of the Company and our consolidated subsidiaries on a consolidated basis in accordance with United States generally accepted accounting principles (giving pro forma effect to any acquisition or disposition of assets of the Company or any of our subsidiaries with fair value in excess of $100,000,000 that has occurred since the end of such fiscal quarter as if such acquisition or disposition had occurred on the last day of such fiscal quarter), less (i) all current liabilities (due within one year) as shown on such balance sheet, except for current maturities of long-term debt and of obligations under capital leases, (ii) investments in and advances to Unrestricted Subsidiaries and (iii) Intangible Assets.

“Domestic Subsidiary” means any Subsidiary of ours that is not a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary of ours that is not organized under the laws of the United States or any jurisdiction within the United States and any direct or indirect Subsidiary thereof.

“Intangible Assets” means, at any date, the value, as shown on or reflected in our (or, if applicable at such date, our predecessor’s) most recent consolidated balance sheet as at the end of our fiscal quarter ending not more than 135 days prior to such date, of all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles of the Company and our consolidated subsidiaries on a consolidated basis in accordance with United States generally accepted accounting principles (and giving pro forma effect to any acquisition or disposition of assets of the Company or any of our subsidiaries with fair value in excess of $100,000,000 that has occurred since the end of such fiscal quarter as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“Mortgage” means, with respect to any property or assets, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Operating Property” means any real property or equipment located within the United States and owned by, or leased to, us or any of our Subsidiaries that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of Consolidated Net Tangible Assets.

“Restricted Subsidiary” means any Domestic Subsidiary other than an Unrestricted Subsidiary; provided, however, the Board of Directors of the Company may declare any such Unrestricted Subsidiary to be a Restricted Subsidiary effective as of the date such resolution is adopted.

“Subsidiary” means any corporation or other entity of which at least a majority of the outstanding capital stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation or other entity, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by us or by one or more of our Subsidiaries, or by us and one or more of our Subsidiaries.

“Unrestricted Subsidiary” means any Domestic Subsidiary designated as an Unrestricted Subsidiary from time to time by our Board of Directors; provided, however, that our Board of Directors (i) will not designate as an Unrestricted Subsidiary any of our Domestic Subsidiaries that owns any Operating Property or any capital stock of a Restricted Subsidiary, (ii) will not continue the designation of any of our Domestic Subsidiaries as an Unrestricted Subsidiary at any time that such Domestic Subsidiary owns any Operating Property, and (iii) will not, nor will it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Operating Property to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary will in connection therewith be redesignated as a Restricted Subsidiary and any pledge, mortgage, security interest or other lien arising in connection with any Debt of such Unrestricted Subsidiary so redesignated does not extend to such Operating Property (unless the existence of such pledge, mortgage, security interest or other lien would otherwise be permitted under the indenture)).

Limitation on Sale and Leaseback Transactions

We agree that we will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Operating Property that has been or is to be sold or transferred by us or such Restricted Subsidiary to such person with the intention of taking back a lease of such property (a “Sale and Leaseback Transaction”), unless the terms of such sale or transfer have been determined by our Board of Directors to be fair and arm’s-length and either:

•

within 180 days after the receipt of the proceeds of the sale or transfer, we or any Restricted Subsidiary apply an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such Operating Property at the time of such sale or transfer to either (or a combination of) (i) the prepayment or retirement (other than any mandatory prepayment or retirement of unsecured Debt) of Senior Funded Debt (as defined below) or (ii) the purchase, construction or development of other comparable property; or

•	we or such Restricted Subsidiary would be entitled, at the effective date of the sale or transfer, to incur Debt secured by a Mortgage on such Operating Property, in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the debt securities pursuant to the covenant described under “—Limitation on Liens” above.

The foregoing restriction in the paragraph above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals or (ii) between us and a Restricted Subsidiary or between Restricted Subsidiaries, provided that the lessor is us or a wholly owned Restricted Subsidiary.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the amount of future minimum operating lease payments required to be disclosed by United States generally accepted accounting principles, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the methodology used to calculate the present value of operating lease payments in our (or, if applicable at such date, our predecessor’s) most recent Annual Report on Form 10-K preceding the date of determination reflecting that calculation.

“Funded Debt” means Debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with United States generally accepted accounting principles, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded Debt does not include (1) obligations created pursuant to leases, (2) any Debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any Debt for which money in the amount necessary for the payment or redemption of such Debt is deposited in trust either at or before the maturity date thereof.

“Senior Funded Debt” means all Funded Debt of ours or any person (except Funded Debt, the payment of which is subordinated to the payment of the debt securities authenticated and delivered under the indenture).

Merger, Consolidation or Sale of Assets

We covenant not to (1) consolidate or amalgamate with or merge into any other person (whether or not affiliated with us) or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any other person (whether or not affiliated with us) or (2) permit any other person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) in the case of (1) above, the person formed by such consolidation or amalgamation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets as an entirety or substantially as an entirety is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by supplemental indenture satisfactory in form to the trustee, executed by the successor person and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, and additional amounts, if any, with respect to all of the debt securities authenticated and delivered under the indenture, and the performance of our obligations under the indenture and the outstanding debt securities authenticated and delivered thereunder and shall provide for conversion or exchange rights in accordance with the provisions of the debt securities authenticated and delivered under the indenture of any series that are convertible or exchangeable into common stock or other securities; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and (c) we or the successor person have delivered to the trustee an officers’ certificate and an opinion of counsel, each satisfactory to the trustee and stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent in the indenture provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, any conveyance, transfer or lease of assets between or among the Company, Walgreens and their respective subsidiaries shall not be prohibited under the indenture.

Events of Default

Each of the following events will constitute an event of default under the applicable indenture with respect to any series of debt securities issued:

•	default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when interest or additional amounts become due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable at their maturity, upon any redemption, upon declaration of acceleration or otherwise;

•	default in the deposit of any sinking fund payment when and as due by the terms of any debt security of such series; or

•	default in the performance, or breach, of any covenant or warranty of ours contained in the indenture for the benefit of such series or in the debt securities of such series (other than a covenant or warranty a default in the performance or the breach of which is dealt with elsewhere in the indenture or which is expressly included in the indenture solely for the benefit of a series of debt securities other than such series), and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

•	if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our debt (including any event of default under any other series of debt securities), whether such debt now exists or is created or incurred in the future, happens and consists of default in the payment of more than, under the Walgreen Co. Indenture, $100 million and, under the Walgreens Boots Alliance Indenture, $200 million, in each case, in principal amount of such debt at its maturity (after giving effect to any applicable grace period) or results in more than, under the Walgreen Co. Indenture, $100 million and, under the Walgreens Boots Alliance Indenture, $200 million, in principal amount, in each case, of such debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; provided, however, that, if such default under such mortgage, indenture or instrument is cured by us, or waived by the holders of such debt, in each case as may be permitted by such mortgage, indenture or instrument, then the event of default under the indenture caused by such default will be deemed likewise to be cured or waived;

•	particular events in bankruptcy, insolvency or reorganization of us; or

•	any other event of default provided in or pursuant to the indenture with respect to debt securities of such series.

No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. Any modifications to the foregoing events of default will be described in any prospectus supplement.

The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding (other than an event of default described in the sixth bullet above) occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of all outstanding debt securities of such series, or such lesser amount as may be provided for in the debt securities of such series, to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable.

If an event of default described in the sixth bullet above (relating to events in bankruptcy, insolvency or reorganization of us) occurs, all unpaid principal of and accrued interest on the outstanding debt securities of that series (or such lesser amount as may be provided for in the debt securities of such series) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of any debt security of that series.

At any time after a declaration of acceleration with respect to the debt securities of any series is made and before a judgment or decree for payment of the money due is obtained by the Trustee, and subject to particular other provisions of the indenture, the holders of not less than a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the Trustee, may, under some circumstances, rescind and annul such declaration and its consequences.

Within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the Trustee shall deliver to all holders of debt securities of such series notice of such default hereunder actually known to a responsible officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interest of the holders of debt securities of such series; and provided, further, that in the case of any default of the character specified in the fourth bullet of the first paragraph above with respect to debt securities of such series, no such notice to holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of such series.

Governing Law

The Walgreen Co. Indenture and the debt securities issued thereunder will be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

The Walgreens Boots Alliance Indenture and the debt securities issued thereunder will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Trustee under each of the Walgreen Co. Indenture and the Walgreens Boots Alliance Indenture is Wells Fargo Bank, National Association (the “Trustee”).

Guarantees of Debt Securities

Walgreen Co. may fully and unconditionally guarantee the debt securities of Walgreens Boots Alliance. The particular terms of Walgreen Co.’s guarantees, if any, of a particular issue of Walgreens Boots Alliance debt securities will be described in the related prospectus supplement. Any guarantees of Walgreens Boots Alliance debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Walgreens Boots Alliance may fully and unconditionally guarantee the debt securities of Walgreen Co. The particular terms of Walgreens Boots Alliance’s guarantees, if any, of a particular issue of Walgreen Co. debt securities will be described in the related prospectus supplement. Any guarantees of Walgreen Co. debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

At the time of an offering and sale of Walgreen Co. or Walgreens Boots Alliance debt securities, this prospectus together with the accompanying prospectus supplement will describe the material terms of the guarantees, if any, of the Walgreen Co. or Walgreens Boots Alliance debt securities being offered.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on a stock exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the debt securities and related guarantees to be issued by us will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, and certain legal matters relating to the law of the State of Illinois will be passed upon for us by Thomas J. Sabatino, Jr., our Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary. Mr. Sabatino beneficially owns, or has rights to acquire under our employee benefit plans, less than one percent of Walgreen Co.’s common stock. Any underwriters, dealers or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Walgreen Co. Annual Report on Form 10-K for the fiscal year ended August 31, 2014 and the effectiveness of Walgreens’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) expresses an unqualified opinion on the consolidated financial statements for the fiscal year ended August 31, 2014 and includes an explanatory paragraph indicating that their report is based in part on the report of KPMG LLP, an independent registered public accounting firm, which is also incorporated herein by reference with respect to the consolidated financial statements of Alliance Boots GmbH (which Walgreens accounts for using the equity method of accounting on a three month lag) insofar as it relates to the amounts included for the Walgreens’ equity investment and equity earnings in Alliance Boots GmbH, on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board, as of May 31, 2014 and 2013, and for the year ended May 31, 2014 and ten months ended May 31, 2013 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Alliance Boots GmbH as of March 31, 2014 and 2013, and for each of the years in the three-year period ended March 31, 2014, have been incorporated in this prospectus by reference from the Walgreen Co. Current Report on Form 8-K filed May 15, 2014, in reliance upon the report of KPMG LLP, independent auditors, which is incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee	$(1)
Legal fees and expenses	(2)
Trustee’s fees and expenses	(2)
Rating agency fees	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 and are not estimable at this time.
(2)	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Limitation on Liability of Directors

Section 8.75 of the Illinois Business Corporation Act (the “IBCA”) provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement payments actually and reasonably incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of such corporation and, in criminal actions or proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. Expenses (including attorney’s fees) incurred by an officer or director in defending an action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding, provided that the director or officer undertakes to repay such advances should it ultimately be determined that the officer or director is not entitled to be indemnified pursuant to Section 8.75 of the IBCA.

The By-Laws of Walgreen Co. provide that Walgreen Co. shall, in the case of persons who are or were directors or officers of Walgreen Co., and may, as to other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and any appeal thereof, by reason of the fact that he or she is, was or agreed to become a director or officer of Walgreen Co. or is or was serving at the request of Walgreen Co. as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise. This provision is applicable to all expenses (including attorneys’ fees and other expenses of litigation), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by Walgreen Co. in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification.

Article VIII of Walgreen Co.’s Articles of Incorporation, as amended and restated, provides that the directors of Walgreen Co. shall not be liable to Walgreen Co. or to the shareholders of Walgreen Co. for monetary damages for breach of fiduciary duties as a director, other than liability (i) for any breach of the director’s duty of loyalty to Walgreen Co. or the shareholders of Walgreen Co., (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 8.65 of the IBCA or (iv) for any transaction from which the director derived an improper personal benefit.

The indemnification provided for by Section 8.75 of the IBCA is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the IBCA. The directors and officers of Walgreen Co. are insured under a directors and officers liability insurance policy maintained by Walgreen Co.

Section 145 of Title 8 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any suit or proceeding to which such person is a party by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

As permitted by the DGCL, the Walgreens Boots Alliance Certificate of Incorporation includes a provision that eliminates the personal liability of Walgreens Boots Alliance’s directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Walgreens

Boots Alliance or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

As a result of this provision, Walgreens Boots Alliance’s ability or that of Walgreens Boots Alliance’s stockholders to successfully prosecute an action against a director for breach of his or her duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his or her duty of care. The SEC has taken the position that this provision will have no effect on claims arising under the federal securities laws.

In addition, the Walgreens Boots Alliance Certificate of Incorporation provides for mandatory indemnification rights, subject to limited exceptions, to any director, officer or certain other persons who (because of the fact that he or she is Walgreens Boots Alliance’s director or officer) is involved in a legal proceeding of any nature. These indemnification rights include reimbursement for expenses incurred by Walgreens Boots Alliance’s directors, officers or certain other persons in advance of the final disposition of a proceeding according to applicable law.

Walgreens Boots Alliance also provides insurance from commercial carriers against some liabilities incurred by Walgreens Boots Alliance’s directors and officers.

The foregoing summaries are subject to the complete text of the IBCA, the DGCL, Walgreen Co.’s Amended and Restated Articles of Incorporation and By-laws, and Walgreens Boots Alliance’s Certificate of Incorporation and By-laws and are qualified in their entirety by reference thereto.

Any underwriting agreements that the registrants may enter into will likely provide for the indemnification of the registrants, their controlling persons, their directors and certain of their officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling each registrant, each registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on this 3rd day of November, 2014.

WALGREEN CO.

By:	/s/ Timothy R. McLevish
Timothy R. McLevish
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to this registration statement has been signed by the following persons in the capacities indicated on this 3rd day of November, 2014.

/s/ Gregory D. Wasson	/s/ Timothy R. McLevish
Gregory D. Wasson President, Chief Executive Officer and Director (Principal Executive Officer)	Timothy R. McLevish Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Theodore J. Heidloff	*
Theodore J. Heidloff Divisional Vice President, Accounting and Controller (Principal Accounting Officer)	James A. Skinner Chairman of the Board and Director

*	*
Janice M. Babiak, Director	David J. Brailer, Director

*	*
Steven A. Davis, Director	William C. Foote, Director

*	*
Mark P. Frissora, Director	Ginger L. Graham, Director

*	*
Alan G. McNally, Director	Dominic P. Murphy, Director

*	*
Stefano Pessina, Director	Barry Rosenstein, Director

*	*
Nancy M. Schlichting, Director	Alejandro Silva, Director

* By:	/s/ Timothy R. McLevish
Timothy R. McLevish Attorney-in-fact November 3rd, 2014

S-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on this 3rd day of November, 2014.

WALGREENS BOOTS ALLIANCE, INC.

By:	/s/ Timothy R. McLevish
Timothy R. McLevish
Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory D. Wasson, Timothy R. McLevish and Thomas J. Sabatino, Jr., and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign, execute and file any amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or any substitute or substitutes therefor, may lawfully do or cause to be done. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to this registration statement has been signed by the following persons in the capacities indicated on this 3rd day of November, 2014.

/s/ Gregory D. Wasson	/s/ Timothy R. McLevish
Gregory D. Wasson Director and President (Principal Executive Officer)	Timothy R. McLevish Director, Vice President and Treasurer (Principal Financial Officer)

/s/ Theodore J. Heidloff	/s/ Thomas J. Sabatino, Jr.
Theodore J. Heidloff Vice President and Assistant Treasurer (Principal Accounting Officer)	Thomas J. Sabatino, Jr. Director

S-2

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement relating to the securities

2.1	Purchase and Option Agreement, dated June 18, 2012, by and among Walgreen Co., Alliance Boots GmbH and AB Acquisitions Holdings Limited, filed with the SEC on June 19, 2012 as Exhibit 2.1 to Walgreen Co.’s Current Report on Form 8-K (File No. 1-00604), and incorporated by reference herein.

2.2	Reorganization Plan and Agreement of Merger, dated October 17, 2014, by and among Walgreen Co., Walgreens Boots Alliance, Inc. and Ontario Merger Sub, Inc., filed with the SEC on October 20, 2014 as Exhibit 2.3 to Walgreen Co.’s Annual Report on Form 10-K (File No. 1-00604), and incorporated by reference herein.

2.3	Amendment No. 1, dated August 5, 2014, to the Purchase and Option Agreement and Walgreen Co. Shareholders Agreement, by and among Walgreen Co., Alliance Boots GmbH, AB Acquisitions Holdings Limited, Walgreen Scotland Investments LP, KKR Sprint (European II) Limited, KKR Sprint (2006) Limited and KKR Sprint (KPE) Limited, Alliance Santé Participations S.A., Stefano Pessina and Kohlberg Kravis Roberts & Co. L.P., filed with the SEC on August 6, 2014 as Exhibit 2.1 to Walgreen Co.’s Current Report on Form 8-K (File No. 1-00604), and incorporated by reference herein.

4.1†	Indenture, dated as of July 17, 2008, between Walgreen Co. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of Indenture between Walgreens Boots Alliance, Inc. and Wells Fargo Bank, National Association, as trustee.

4.3*	Form of Debt Securities and Guarantees of Walgreen Co.

4.4*	Form of Debt Securities and Guarantees of Walgreens Boots Alliance, Inc.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

5.2	Opinion of Thomas J. Sabatino, Jr.

12.1	Statement regarding computation of ratio of earnings to fixed charges, filed with the SEC on October 20, 2014 as Exhibit 12 to Walgreen Co.’s Annual Report on Form 10-K (File No. 1-00604), and incorporated by reference herein.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG LLP

23.3	Consent of KPMG LLP

23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.5	Consent of Thomas J. Sabatino, Jr. (included in Exhibit 5.2)

24.1†	Power of Attorney of certain officers and directors of Walgreen Co.

24.2	Power of Attorney of certain officers and directors of Walgreens Boots Alliance, Inc. (included on the signature page of this registration statement)

25.1†	Form of T-1 Statement of Eligibility of Trustee (with Walgreen Co. as issuer)

25.2	Form of T-1 Statement of Eligibility of Trustee (with Walgreens Boots Alliance, Inc. as issuer)

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K to be incorporated by reference herein in connection with an offering of securities.
†	Previously filed.

E-1